POWER OF ATTORNEY
AND
CONFIRMING STATEMENT

KNOW ALL PERSONS BY THESE PRESENTS, that Jeffrey A. Malehorn, whose signature appears below, designates, appoints, and constitutes, and hereby confirms the designation, appointment and constitution of, each of Kristen M. Benson and Alan A. Kelly as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, for the sole and limited purpose to execute and file on his behalf Form ID – Uniform Application for Access Codes to file on EDGAR and all Forms 3, 4 and 5 (including any amendments thereto) that he may be required to file with the U.S. Securities and Exchange Commission and the New York Stock Exchange as a result of his direct or indirect ownership of, or transactions in, securities of Care Capital Properties, Inc. and its subsidiary companies. The undersigned hereby further grants unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate said execution and filing, fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue of the power and authority granted hereunder to each attorney-in-fact. The authority of Kristen M. Benson and Alan A. Kelly under this Power of Attorney and Confirming Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's direct or indirect ownership of or transactions in securities of Care Capital Properties, Inc. and its subsidiary companies unless earlier revoked in writing. The undersigned acknowledges that Kristen M. Benson and Alan A. Kelly are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

Date: August 12, 2015

Signed: Jeffrey A. Malehorn
Printed Name: Jeffrey A. Malehorn

STATE OF Illinois )

COUNTY OF Cook )

SUBSCRIBED AND SWORN to before me by Jeffrey A. Malehorn this 12th day of August, 2015.

My Commission expires:
10/17/17

OFFICIAL SEAL
SAMANTHA J. CAMERON
NOTARY PUBLIC, STATE OF ILLINOIS
My Commission Expires October 17, 2017